Exhibit 99.1

SAKS INCORPORATED PROVIDES UPDATE ON “GO-SHOP”

PERIOD RELATED TO MERGER AGREEMENT WITH HUDSON’S

BAY COMPANY

Contact:	Julia Bentley
(865) 981-6243
www.saksincorporated.com

New York, New York (September 10, 2013)—Retailer Saks Incorporated (NYSE: SKS) (“Saks” or the “Company”) today provided an update on the “go-shop” period related to its definitive merger agreement with Hudson’s Bay Company (TSX: HBC) (“HBC”).

As previously disclosed, the merger agreement entered into on July 28, 2013 between Saks and HBC contains a 40-day “go-shop” period during which Saks was permitted to solicit alternative proposals from third parties. The merger agreement provides that within three business days of the end of the “go-shop” period, Saks will provide Hudson’s Bay Company with a list of “Excluded Parties,” which means any party that submitted a written proposal during the “go-shop” period that the Saks Board of Directors determined either constitutes or could reasonably be expected to constitute a superior proposal. The “go-shop” period expired on September 6, 2013, and no party has been designated by Saks as an “Excluded Party.” Saks is now subject to customary “no-shop” provisions which are outlined in the merger agreement.

The planned transaction has been approved by each company’s board of directors and is expected to close before the end of the calendar year, subject to approval by Saks shareholders and other customary closing conditions.

Saks Incorporated currently operates 41 Saks Fifth Avenue stores, 69 Saks Fifth Avenue OFF 5TH stores, and saks.com.

Forward-looking Information

The information contained in this press release that addresses future results or expectations is considered “forward-looking” information within the definition of the Federal securities laws. Forward-looking information in this document can be identified through the use of words such as “may,” “will,” “intend,” “plan,” “project,” “expect,” “anticipate,” “should,” “would,” “believe,” “estimate,” “contemplate,” “possible,” and “point.” The forward-looking information is premised on many factors, some of which are outlined below. Actual consolidated results might differ materially from projected forward-looking information.

The forward-looking information and statements are or may be based on a series of projections and estimates and involve risks and uncertainties. These risks and uncertainties include such factors as: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of Saks’ merger agreement with Hudson’s Bay Company (“HBC”), (2) the failure to obtain Saks shareholder approval of the merger with HBC or the failure to satisfy any of the other closing conditions to the merger, (3) the failure of HBC to obtain the necessary financing arrangements set forth in the debt commitment letter and equity investment agreement providing for its financing of the merger, (4) risks related to disruption of management’s attention from Saks’ ongoing business operations due to the transaction, (5) the effect of the announcement of the merger on the ability of Saks to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally, (6) the level of consumer spending for luxury apparel and other merchandise carried by the Company and its ability to respond quickly to consumer trends; (7) macroeconomic conditions and their effect on consumer spending; (8) the Company’s ability to secure adequate financing; (9) adequate and stable sources of merchandise; (10) the competitive pricing environment within the retail sector; (11) the effectiveness of planned advertising, marketing, and promotional campaigns; (12) favorable customer response to relationship marketing efforts of proprietary credit card loyalty programs; (13) appropriate inventory management; (14) effective expense control; (15) successful operation of the Company’s proprietary credit card strategic alliance with Capital One Financial Corporation; (16) geo-political risks; (17) weather conditions and natural disasters; (18) the performance of the financial markets; (19) changes in interest rates; and (20) fluctuations in foreign currency and exchange rates.

Additional factors that may cause Saks’ actual results to differ materially from those described in the forward-looking statements may be found in Saks’ filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended February 2, 2013, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K, which may be accessed via the Internet at www.sec.gov.

The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Additional Information and Where to Find It

This press release does not constitute a solicitation of any vote or approval. In connection with the proposed merger, Saks will file with the Securities and Exchange Commission (the “SEC”) and mail or otherwise provide to its shareholders a proxy statement regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, SAKS’ SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE PROPOSED MERGER. Investors and security holders may obtain a free copy of the proxy statement and other documents that Saks files with the SEC (when available) from the SEC’s website at www.sec.gov and Saks’ website at www.saksincorporated.com. In addition, the proxy statement and other documents filed by Saks with the SEC (when available) may be obtained from Saks free of charge by directing a request to Saks Incorporated, Investor Relations Department, 12 East 49th Street, New York, New York 10017, 865-981-6243.

Saks and its directors, executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Saks’ shareholders with respect to the proposed acquisition of Saks by HBC. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Saks Annual Report on Form 10-K for the fiscal year ended February 2, 2013, and its definitive proxy statement for the 2013 annual meeting of shareholders. Additional information regarding the interests of such individuals in the proposed acquisition of Saks by HBC will be included in the proxy statement relating to such acquisition when it is filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and Saks website at www.saksincorporated.com.

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